UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 1, 2011, Crestwood Midstream Partners LP (the “Partnership”) announced that it has filed with the Securities and Exchange Commission amended reports on Form 10-Q/A for the quarterly periods ended June 30, 2011 and September 30, 2011. The amended filings were made to correct prior period pro forma financial information related to the assets of Frontier Gas Services, LLC acquired by the Partnership on April 1, 2011. The pro forma information is included within the notes to the Partnership’s financial statements to present condensed financial data as if the acquisition had occurred at the beginning of the 2010 periods and the first quarter of 2011 for comparative purposes. The amended filings did not result in any changes to the Partnership’s previously reported statements of income, balance sheets or cash flows, and did not affect the Partnership’s liquidity or its credit facility. A copy of the press release is filed as Exhibit 99.1.

Item	9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Crestwood Midstream Partners LP dated December 1, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC
its general partner

Date: December 1, 2011	By:	/s/ William G. Manias
William G. Manias
Senior Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Crestwood Midstream Partners LP dated December 1, 2011